Exhibit 3.5


                                STATE OF DELAWARE
                              CERTIFICATE OF MERGER
                            OF A FOREIGN CORPORATION
                           INTO A DELAWARE CORPORATION
                                   SECTION 252

                              CERTIFICATE OF MERGER
                                       OF

                            TRANS-SCIENCE CORPORATION
                           (A CALIFORNIA CORPORATION)

                                      INTO

                           CHINA SHUANGJI CEMENT, LTD.
                            (A DELAWARE CORPORATION)

      (pursuant to Section 252 of the General Corporation Law of Delaware)

      China Shuangji Cement, Ltd., a corporation organized and existing under the laws of the State of Delaware;

DOES HEREBY CERTIFY:

      FIRST: The name and state of incorporation of each of the constituent corporations are:

            (a) Trans-Science Corporation, a California corporation ("Trans-Science"); and

            (b) China Shuangji Cement, Ltd., a Delaware corporation ("China Shuangji").

      SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Trans-Science and China Shuangji in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation is China Shuangji Cement, Ltd., a Delaware corporation.

      FOURTH: The Certificate of Incorporation of China Shuangji shall be the Certificate of Incorporation of the surviving corporation.

      FIFTH: The surviving corporation is a corporation of the State of Delaware.

      SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of China Shuangji at 221 Linlong Road, Zhaoyuan City, Shandong, China 265400.

      SEVENTH: A copy of the Agreement and Plan of Merger will by furnished by China Shuangji, on request and without cost, to any stockholder of China Shuangji or Trans-Science.

      EIGHTH: The authorized capital stock China Shuangji is 200,000,000 shares of stock, par value $0.0001, of which 100,000,000 shares are designated "Common Stock," of which 1,000 shares are issued and outstanding, and 100,000,000 shares are designated "Preferred Stock," none of which are issued or outstanding. All of the outstanding shares of Common stock of China Shuangji are held by Trans-Science.

      IN WITNESS WHEREOF, said China Shuangji has caused this Certificate of Merger to be signed by an authorized officer this ___ day of October 2007.


                                    CHINA SHUANGJI CEMENT, LTD.

                                    a Delaware corporation



                                    By:
                                        ----------------------------
                                        Name: Gopal Sahota
                                        Title: President